                                                                    EXHIBIT 10.6




                               WEB STREET, INC.
________________________________________________________________________________


                     Employment Agreement for Joseph J. Fox

________________________________________________________________________________

                               WEB STREET, INC.
________________________________________________________________________________


                     Employment Agreement for Joseph J. Fox

________________________________________________________________________________


                                                                            Page
                                                                            ----

1.   Employment............................................................    1

2.   Term..................................................................    1

3.   Offices and Duties....................................................    2

4.   Salary and Annual Incentive Compensation..............................    2

5.   Long-Term Compensation, Benefits and Expense Reimbursement............    2

6.   Termination Due to Death or Disability................................    3

7.   Termination of Employment For Reasons Other Than Death or Disability..    5

8.   Definitions Relating to Termination Events............................    8

9.   Excise Tax Gross-Up...................................................   11

10.  Executive Covenants...................................................   11

11.  Governing Law; Disputes; Arbitration..................................   14

12.  Miscellaneous.........................................................   16

13.  Income Tax Treatment..................................................   18

14.  Key Man Life Insurance................................................   18

                               WEB STREET, INC.
________________________________________________________________________________


                     Employment Agreement for Joseph J. Fox

________________________________________________________________________________



          THIS EMPLOYMENT AGREEMENT (this "Agreement"), by and between WEB STREET, INC., a Delaware corporation (the "Company"), and Joseph J. Fox ("Executive"), is hereby entered into effective as October 1, 1999 (the "Effective Date").

                              W I T N E S S E T H

          WHEREAS, Executive is currently an employee of the Company;

          WHEREAS, the Company desires to continue to employ Executive in his capacity as Chief Executive Officer in connection with the conduct of its business, and Executive desires to accept such employment on the terms and conditions herein set forth; and

          WHEREAS, the Company and Executive desire to set forth the terms upon which Executive shall be so employed.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

     1.   Employment.

          The Company hereby agrees to employ Executive as its Chief Executive Officer, and Executive hereby agrees to accept such employment and serve in such capacities, during the Term (as defined in Section 2) and upon the terms and conditions set forth in this Agreement.

     2.   Term.

          The term of employment of Executive under this Agreement (the "Term") shall, unless this Agreement is terminated in accordance with Section 6 or 7, be a three-year period initially commencing on the Effective Date which, at September 30 of each year, shall automatically be extended by one year, unless the Company notifies the Executive in writing prior to September 30 of such year (the "Termination Notice Date") that the Term shall not be so extended and, in such case, the Term shall terminate on the second anniversary of such Termination Notice Date.

     3.   Offices and Duties.

          The provisions of this Section 3 will apply during the Term:

          (a)  Generally.  Executive shall serve as the Chief Executive Officer
               ---------
of the Company. Executive shall have and perform such duties, responsibilities and authorities as are customary for the Chief Executive Officer of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status and as the Company's Board of Directors (the "Board") shall from time to time direct, but in no event shall such duties, responsibilities, and authorities be reduced from those of Executive prior to the Effective Date. Executive shall devote such business time and attention as is necessary to appropriately and efficiently discharge his duties and responsibilities as set forth herein.

          (b)  Place of Employment.  Executive's principal place of employment
               -------------------
shall be the current corporate offices of the Company in Deerfield, Illinois.
In no event shall the Executive's principal place of employment be relocated to any location other than the greater metropolitan Chicago area, without his prior written consent.

     4.   Salary and Annual Incentive Compensation.

          As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

          (a)  Base Salary.  The Company will pay to Executive during the Term a
               -----------
base salary at the initial annual rate of $250,000 payable in cash in accordance with the Company's usual payroll practices with respect to senior executives, and during the first year of the Term, a guaranteed bonus of $100,000 payable in cash in equal quarterly installments. Executive's annual base salary shall be reviewed by the Compensation Committee of the Board (the "Committee") at least once in each calendar year and may be increased above, but may not be reduced below, the then-current rate of such base salary.

          (b)  Annual Incentive Compensation.  The Company will pay to Executive
               -----------------------------
during the Term annual incentive compensation, if any, in amounts determined each fiscal year by the Committee. Any such annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation to senior executives.

     5.   Long-Term Compensation, Benefits and Expense Reimbursement

          (a)  Executive Compensation Plans.  Executive shall be entitled during
               ----------------------------
the Term to participate, without discrimination or duplication, in all executive compensation plans and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including, without limitation, the Company's 1999 Stock Incentive Plan, and any successors to such plan, any other stock option plans, performance share plans, management incentive plans, deferred compensation plans and supplemental retirement plans; provided, however, that such plans and
                                   --------  -------
programs, in the aggregate, shall provide Executive with benefits and compensation and incentive award opportunities substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on the Effective Date.

          (b) Employee and Executive Benefit Plans.  Executive shall be entitled
              ------------------------------------
during the Term to participate, without discrimination or duplication, in all employee, executive benefit and special individual plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans and programs are available to other senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including, without limitation, plans providing health and medical insurance, life insurance, disability insurance and accidental death or dismemberment insurance, and pension or other retirement plans, savings plans, vacation and time-off programs, profit-sharing plans, stock purchase plans and stock ownership plans; provided, however, that such plans and programs, in the aggregate, shall provide
--------  -------
Executive with benefits and compensation and incentive award opportunities substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on the Effective Date.

          (c) Reimbursement of Expenses.  The Company will promptly reimburse
              -------------------------
Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with the Company's reimbursement policies as in effect from time to time.

          (d) Funding of Rabbi Trust.  Not later than 30 days following a Change
              ----------------------
in Control, the Company shall contribute to a "rabbi trust" an amount equal to the amount that would be payable to the Executive upon a termination of employment described in Section 7(b), under (i), (iii), (iv), (v), and (viii) of such Section 7(b) (and the trustee of the rabbi trust shall be instructed to pay such amounts (plus earnings thereon) to the Executive upon the Executive's termination of employment, if the amounts due to the Executive hereunder are not otherwise paid to the Executive by the Company).

     6.   Termination Due to Death or Disability.

          Executive's employment and the Term shall terminate upon Executive's death. The Company may terminate the employment of Executive as Chief Executive Officer due to the Disability (as defined in Section 8(c)) of Executive. In the event Executive's employment terminates due to Disability, the Term will terminate at the expiration of the 30-day period set forth in Section 8(c), absent the actions referred to therein being taken by Executive to return to service and Executive's presentation to the Company of a certificate of good health.

           Upon a termination of Executive's employment due to death or Disability, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease; provided, however, that
                                                    --------  -------
subject to the provisions of Section 12(i), the Company will pay Executive (or, in the case of Executive's death, his beneficiaries or estate), and Executive (or, in the case of Executive's death, his beneficiaries or estate) will be entitled to receive, the following:

     (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination of employment, pro rated through such date of termination;

     (ii) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit plans, programs and arrangements set forth or referred to in Sections 4(b), 5(a) and 5(b) (including any earned and vested annual incentive compensation) in which Executive theretofore participated, under the terms and conditions of the plans, programs and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

     (iii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated (unless otherwise payable under (ii) above), an amount equal to the average annual incentive compensation paid to Executive in the three years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not receive such incentive compensation for any year in such three-year period, the Executive's target annual incentive compensation for such year shall be used to calculate average annual incentive compensation) (the "Severance Annual Incentive Amount"), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination; and

     (iv) Reimbursement of reasonable business expenses and disbursements incurred by Executive prior to such termination of employment, as authorized under Section 5(c).

In addition, upon a termination of Executive's employment due to death or Disability, stock options then held by Executive will be exercisable to the extent and for such periods indicated in, and otherwise be governed by, the plans and programs (and agreements and other documents thereunder) pursuant to which such stock options were granted. Furthermore, if Executive's employment terminates due to Disability, for the period extending from such termination until Executive reaches age 65, Executive shall continue to participate in all employee benefit plans, programs and arrangements under Section 5(b) providing health, medical and life insurance benefits in which Executive was participating immediately prior to termination and the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period (except that additional years of service shall not be credited as a result of such deemed continued participation following termination), or, if such plans, programs or arrangements do not allow Executive's continued participation, Executive shall receive a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs and arrangements in which Executive was participating immediately prior to termination, as if Executive had received credit under such plans, programs and arrangements for service and age with the Company during such period following Executive's termination as provided in this sentence, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating). However, in the case of termination of Executive's employment due to Disability, Executive must continue to comply with his covenants and agreements set forth in Section 10 in order to continue receiving the compensation and benefits set forth in the previous sentence. Amounts payable under Sections 6(i), (ii), (iii) and (iv) above or in lieu of health, medical and life insurance benefits pursuant to this paragraph will be paid as promptly as practicable after termination of Executive's employment and in no event more than 45 days after such termination; provided, however, that, to the extent that
                                     --------  -------
the Company would not be entitled to deduct any such payments under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

     7.   Termination of Employment For Reasons Other Than Death or Disability.

          (a)  Termination by the Company for Cause and Termination by Executive
               -----------------------------------------------------------------
Other Than For Good Reason.  In accordance with the provisions of this Section
--------------------------
7(a), the Company may terminate the employment of Executive as Chief Executive Officer for Cause at any time prior to a Change in Control, and Executive may terminate his employment as Chief Executive Officer voluntarily for reasons other than Good Reason (as defined in Section 8(d)) at any time.

          Upon a termination of Executive's employment by the Company for Cause or by the Executive for reasons other than Good Reason, the Term will immediately terminate, and all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease; provided,
                                                               --------
however, that, subject to the provisions of Section 12(i), the Company shall pay
-------
Executive, and Executive shall be entitled to receive, the following:

     (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination of employment, pro rated through such date of termination;

     (ii) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit plans, programs and arrangements set forth or referred to in Sections 4(b), 5(a) and 5(b) hereof (including any earned and vested annual incentive compensation and long-term incentive award)
           in which Executive theretofore participated, under the terms and conditions of the plans, programs and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted; and

     (iii) Reimbursement of reasonable business expenses and disbursements incurred by Executive prior to such termination of employment, as authorized under Section 5(c).

Amounts payable under Section 7(a)(i), (ii) and (iii) will be paid as promptly as practicable after termination of Executive's employment; provided, however,
                                                            --------  -------
that, to the extent that the Company would not be entitled to deduct any such payments under Section 162(m) of the Code, such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

           (b)  Termination by the Company Without Cause and Termination by
                -----------------------------------------------------------
Executive for Good Reason.  In accordance with the provisions of this Section
-------------------------
7(b), the Company may terminate the employment of Executive without Cause, including after a Change in Control, upon 90 days' written notice to Executive, and Executive may terminate his employment with the Company for Good Reason upon 90 days' written notice to the Company; provided, however, that, if the basis
                                        --------  -------
for such Good Reason is remediable, the Company shall have 30 days after receipt of such notice to remedy the basis for such Good Reason. Notwithstanding the foregoing, the Company may terminate Executive without Cause and without providing 90 days' written notice to Executive if the Company pays Executive the portion of his then-current annual base salary under Section 4(a) for such 90-day period and credits Executive with service for 90 days for all purposes hereunder.

           Upon a termination of Executive's employment by the Company without Cause, or termination of Executive's employment by the Executive for Good Reason, the Term will immediately terminate and all obligations of the parties under Sections 1 through 5 of this Agreement will immediately cease, except that subject to the provisions of Section 12(i) the Company shall pay Executive, and Executive shall be entitled to receive, the following:

     (i) A lump sum cash payment in an amount equal to the product of (x) the sum of (A) Executive's then-current annual base salary at the rate payable under Section 4(a) immediately prior to termination plus (B) the Severance Annual Incentive Amount multiplied by (y) the Severance Multiplier. For purposes of this Section 7(b)(i), the "Severance Multiplier" shall be two and one-half (2.5).

     (ii) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination of employment, pro rated through such date of termination;

     (iii) All vested, nonforfeitable amounts owing or accrued at the date of termination of employment under any compensation and benefit plans, programs and arrangements set forth or referred to inc Sections 4(b), 5(a) and 5(b) hereof

          (including any vested and earned annual incentive compensation) in which Executive theretofore participated and all amounts not vested and nonforfeitable, but owing and accrued at the date of termination of employment, under such benefit plans, programs and arrangements, to the extent that such amounts would be vested and nonforfeitable if such amounts become vested, under the terms and conditions of the plans, programs and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

     (iv) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated (unless otherwise payable under Section 7(b)(iii)), an amount equal to the Severance Annual Incentive Amount, which, unless a termination occurs during the period beginning 60 days prior to a Change in Control and ending two years after a Change in Control, shall be multiplied by a fraction, the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination; and

     (v) Reimbursement of reasonable business expenses and disbursements incurred by Executive prior to such termination of employment, as authorized under Section 5(c).

              In addition, upon a termination of Executive's employment by the Company without Cause, or termination of Executive's employment by the Executive for Good Reason, stock options then held by Executive will be exercisable to the extent and for such periods indicated in, and otherwise be governed by, the plans and programs (and agreements and other documents thereunder) pursuant to which such stock options were granted. Furthermore, for a period of one (1) year after such termination, Executive shall continue to participate in all employee benefit plans, programs and arrangements under Section 5(c) providing health, medical and life insurance benefits in which Executive was participating immediately prior to termination and the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs and arrangements in which Executive was participating immediately prior to termination, as if Executive had received credit under such plans, programs and arrangements for service and age with the Company during such period following Executive's termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating). Amounts payable under Sections 7(b)(i),

          (ii), (iii), (iv) and (v) above or in lieu of health, medical and life insurance benefits pursuant to this paragraph will be paid as promptly as practicable after termination of Executive's employment, and in no event more than 45 days after such termination; provided, however,
                                                          --------  -------
          that, if such termination is a termination by the Company without Cause and prior to a Change in Control, to the extent that the Company would not be entitled to deduct any such payments under Section 162(m) of the Code, such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under
          Section 162(m) (unless this provision is waived by the Company), but in no event later than 12 months subsequent to the date of termination.

               Upon a termination of Executive's employment by the Company without Cause or by the Executive for Good Reason during the period beginning 60 days prior to a Change in Control and ending two years after a Change in Control, the Company will use its reasonable best efforts to file with the Commission within 30 days of the effective date of such termination, a registration statement registering under the Securities Act of 1933, as amended (the "Securities Act"), the offer and sale (or other disposition) of all shares of the class of Common Stock of the Company registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and beneficially owned by the Executive at the time of such termination. The Company will use its reasonable best efforts to cause such registration statement to become effective and to maintain the continuous effectiveness of such registration statement until the end of the 90th day after Executive is no longer, in the opinion of counsel to the Company, an affiliate for purposes of Rule 144 under the Securities Act. The Company will also use its reasonable best efforts to maintain as current all offering materials under such registration statement at all times that offers and sales of such shares can be made by Executive.

     8.   Definitions Relating to Termination Events.

          (a)  "Cause."  For purposes of this Agreement, "Cause" shall mean
                -----
Executive's gross misconduct (as defined below) or willful (as defined below) and material breach of Section 10 of this Agreement. For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or its subsidiaries or materially impairs the value of the Executive's services to the Company, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with duties hereunder, which act or omission is demonstrably and materially damaging to the Company or its subsidiaries, including acts and omissions which materially impair the ability of the Company to continue its business in accordance with applicable governmental and regulatory rules and regulations. For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive. Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there shall have been delivered to him, within six months after the Board

(A) had knowledge of conduct or an event allegedly constituting Cause and (B) had reason to believe that such conduct or event could be grounds for Cause, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this Section 8(a).

          (b)   "Change in Control."  A "Change in Control" shall be deemed to
                 -----------------
have occurred upon the happening of any of the following events:

          (i) An acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the then outstanding shares of Common Stock of the Company (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
     (2) any acquisition by the Company; (3) any acquisition by Joseph Fox, Avi Fox or any of their affiliates, (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any Company controlled by the Company; or (5) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 8(b); or

          (ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes hereof, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Corporate Transaction (including, without limitation, a Company which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (2) no Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company, by any Company controlled by the Company or by such Company resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than twenty-five percent (25%) of, respectively, the outstanding shares of common stock of the Company resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such Company entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the Company resulting from such Corporate Transaction; or

          (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section 1(b), assuming for this purpose that such transaction were a Corporate Transaction.

          (c)  "Disability."  "Disability" means the failure of Executive to
                ----------
render and perform the services required of him under this Agreement, for a total of 180 days of more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Executive, unless, within 30 days after Executive has received written notice from the Company of a proposed termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by the Company and reasonably acceptable to Executive.

          (d)  "Good Reason."  For purposes of this Agreement, "Good Reason"
                -----------
shall mean, without Executive's prior written consent, (A) a material change, adverse to Executive, in Executive's positions, titles or offices as set forth in Section 3(a), status, rank, nature of responsibilities or authority within the Company, including, without limitation, a change in the Company's reporting structure whereby Executive is no longer reporting to the Company's

Chairman of the Board or a Co-Chairman of the Board, except in connection with the termination of Executive's employment for Cause or Disability or as a result of Executive's death, or as requested or consented to by Executive, (B) an assignment of any duties to Executive which are inconsistent with his status, duties, responsibilities and authorities under Section 3(a), (C) a decrease in annual base salary or other compensation opportunities and maximums or benefits provided under this Agreement, (D) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement, (E) a relocation of the corporate offices of the Company more than 35 miles from the latest location of such offices prior to the date of a Change in Control, (F) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations under this Agreement in a form reasonably acceptable to Executive, and (G) any attempt by the Company to terminate Executive for Cause which does not result in a valid termination for Cause, except in the case that valid grounds for termination for Cause exist but are corrected as permitted under Section 8(a).

     9.   Excise Tax Gross-Up.

     If it shall be determined that any payment or benefit received or to be received by Executive under this Agreement or any other plan, arrangement or agreement of the Company (all such payments and benefits a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount necessary to reimburse Executive, on an after-tax basis, for the Excise Tax and for any federal, state and local income tax and excise tax (including any interest and penalties imposed with respect to such taxes) that may be imposed by reason of the Payment. For purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal, state and local income taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made. All determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally known independent accounting firm regularly retained by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the request for such determination. Such request may be made by either party. The Company shall pay the fees and expenses of the Accounting Firm in connection with any determinations hereunder. The Gross-Up Payment shall be paid by the Company within 10 days of the Accounting Firm's determination of the amount thereof.

     10.  Executive Covenants.

     (a)  Executive's Acknowledgment.  Executive agrees and acknowledges that in
          --------------------------
order to assure the Company that the Company will retain its value as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the Company's business and his relationships with customers and suppliers to compete with the Company. Executive further acknowledges that:

          (i) Executive is one of a limited number of persons who has developed the Company's business;

          (ii) Executive has occupied a position of trust and confidence with the Company prior to the date of this Agreement and, during such period and Employee's employment under this Agreement, Employee has acquired and will acquire an intimate knowledge of proprietary and confidential information concerning the Company and its business;

          (iii) the agreements and covenants contained in Sections 10(b), (c),
     (d), (e), (f) and (g) are essential to protect the Company and the goodwill of its business;

          (iv) Executive's employment with the Company has special, unique and extraordinary value to the Company, and the Company would be irreparably damaged if Executive were to provide services to any person or entity or otherwise act in violation of the provisions of this Agreement;

          (v) the scope and duration of the restrictive covenants in Section 10(b) are reasonably designed to protect a protected interest of the Company and are not excessive in light of the circumstances; and

          (vi) Executive has a means to support himself and his dependents other than by engaging in conduct prohibited by the restrictive covenants in Section 10(b), and the provisions of Sections 10(b) will not impair such ability.

          (b)   Non-Competition; Non-Solicitation; Non-Interference.  During the
                ---------------------------------------------------
Term and for a period of two years after the termination of Executive's employment hereunder, Executive will not by himself or in conjunction with others, directly or indirectly engage (either as owner, investor, partner, member stockholder, employer, employee, consultant, advisor, manager or director) in any business in the United States which, at the time of such termination, is directly or indirectly in competition with a business then conducted or proposed to be conducted by the Company or any of its subsidiaries; provided, however, this the limitation shall not apply if Executive's employment
-------- --------
is terminated as a result of a termination by the Company without Cause or a termination by Executive for Good Reason. During the Term and for a period of three years after the termination of Executive's employment hereunder, Executive will not by himself or in conjunction with others, directly or indirectly (i) induce any account holders of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company, to curtail or cancel their relationship with the Company or its subsidiaries; or (ii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate their employment therewith. The provisions of the first sentence of this
Section 10(b) and clauses (ii) and (iii) of this Section 10(b) are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in an over-the-counter market shall not, of itself, be deemed inconsistent with the first sentence of this Section 10(b).

          (c) Non-Disclosure.  Executive shall not, at any time during the Term
              --------------
and thereafter (including following Executive's termination of employment for any reason), disclose, use, transfer or sell, except in the course of employment with, or providing other service to, the Company, any confidential or proprietary information of the Company and its subsidiaries so long as such information has not otherwise been publicly disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

          (d) Return of Company Materials Upon Termination.  Executive
              --------------------------------------------
acknowledges that all records and documents containing confidential or proprietary information of the Company or its subsidiaries prepared by Executive or coming into his possession by virtue of his employment by the Company are and will remain the property of the Company and its subsidiaries. Upon termination of his employment with the Company, Executive shall immediately return to the Company all such items and all copies of such items, in his possession.

          (e) Cooperation With Regard to Litigation.  Executive agrees to
              -------------------------------------
cooperate with the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any subsidiary or affiliate of the Company, as reasonably requested and at a time mutually convenient to Executive and the Company. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

          (f) Non-Disparagement.  Executive shall not, at any time during the
              -----------------
Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

          (g) Inventions.  Executive acknowledges that all inventions,
              ----------
innovations, discoveries, improvements, developments, methods, know-how, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which (i) relate to the then current business or any anticipated business of the Company, the Company's research and development or the Company's existing or future services or products and (ii) which are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to the Company. Executive shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after his period of employment with the Company) to establish and confirm such ownership (including the execution of assignments, consents, powers of attorney and other instruments).

          (h) Release of Employment Claims.  Executive agrees, as a condition to
              ----------------------------
receipt of any termination payments and benefits provided for in Sections 6 and 7 herein (other than salary earned through the date of termination), that he will execute a general release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment (other than enforcement of this Agreement).

          (i) Forfeiture of Outstanding Options.  The provisions of Sections 6
              ---------------------------------
and 7 notwithstanding, if Executive materially fails to substantially comply with any obligation imposed under this Section 10, all options to purchase capital stock of the Company granted by the Company and then held by Executive or a transferee of Executive shall be immediately forfeited, and thereupon such options shall be canceled. Notwithstanding the foregoing, Executive shall not forfeit any option unless and until there shall have been delivered to him, within six months after the Board (A) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (B) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive, if he is a director) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture, and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this
Section 10(i) which constitutes grounds for forfeiture of Executive's options. Any such forfeiture shall apply to such options notwithstanding any term or provision of any option agreement.

          (j) Remedies.  Executive acknowledges that the agreements and
              --------
covenants in Sections 10(b), (c), (d), (e) and (f) are reasonable and necessary for the protection of the Company's business interests, that in the event of any actual or threatened violation of the covenants contained in Sections 10(b),
(c), (d), (e) and (f), the Company will suffer irreparable injury, Company's damages will be difficult to ascertain and the Company's remedy at law will be inadequate. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the covenants set forth in Sections 10(b),
(c), (d), (e) and (f), the Company shall be entitled to injunctive and other equitable relief, including immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

          (k) Survival.  The provisions of this Section 10 shall survive the
              --------
termination or expiration of this Agreement in accordance with the terms hereof.

     11.  Governing Law; Disputes; Arbitration.

          (a) Governing Law.  This Agreement is governed by and is to be
              -------------
construed, administered and enforced in accordance with the laws of the State of Illinois, without regard to Illinois conflicts of law principles, except insofar as the Delaware General Corporation Law and federal laws and regulations may be applicable. If, under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable, and, in its modified form, such provision shall be enforced.

          (b) Reimbursement of Expenses in Enforcing Rights.  All reasonable
              ---------------------------------------------
costs and expenses (including reasonable fees and disbursements of counsel) incurred by Executive in seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such
             --------  -------
expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to the Executive and the Company.

          (c) Arbitration.  Any dispute or controversy arising under or in
              -----------
connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois by a panel of three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Illinois, (ii) any of the courts of the State of Illinois, or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11. Notwithstanding any provision in this Section 11, Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          (d) Interest on Unpaid Amounts.  Any amounts that have become payable
              --------------------------
pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted in The Wall Street Journal (Midwest edition).

     12.  Miscellaneous.

          (a) Integration.  This Agreement cancels and supersedes any and all
              -----------
prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings or under any benefit or compensation plan of the Company.

          (b) Non-Transferability.  Neither this Agreement nor the rights or
              -------------------
obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(c). The Company may assign this Agreement and the Company's rights and obligations hereunder, and shall assign this Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations under, and be bound by, this Agreement. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

          (c) Beneficiaries.  Executive shall be entitled to designate (and
              -------------
change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

          (d) Notices.  Whenever under this Agreement it becomes necessary to
              -------
give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be deemed to have been duly given (i) upon actual receipt (or refusal of receipt) if delivered personally; (ii) three business days following deposit, if sent by certified or registered mail, return receipt requested, postage prepaid; (iii) one business day following deposit with a documented overnight delivery service or (iv) upon transmission, if sent by facsimile (with confirmation receipt and followed by a copy sent by regular mail), in each case to the appropriate address or number as set forth below or at such other address as may be designated by such party by like notice:

If to the Company:

               Web Street, Inc.
               510 Lake Cook Road, 4/th/ Floor
               Deerfield, Illinois 60015
               Attention:   Joseph J. Fox
                            Stuart A. Cohn
               Telephone:   847/444-4700
               Facsimile:   847/267-9295

With a copy to:

               Katten Muchin & Zavis
               525 W. Monroe St., Suite 1600
               Chicago, Illinois 60661
               Attention:   Mark D. Wood
               Telephone:   312/902-5200
               Facsimile:   312/902-1061

If to Executive:
               Joseph J. Fox
               5225 Briarcrest Lane
               Long Grove, Illinois 60047
               Telephone:   847/821-9844
               Facsimile:   847/821-9056

          (e)  Reformation.  The invalidity of any portion of this Agreement
               -----------
shall not be deemed to render the remainder of this Agreement invalid.

          (f)  Headings.  The headings of this Agreement are for convenience of
               --------
reference only and do not constitute a part hereof.

          (g)  No General Waivers.  The failure of any party at any time to
               ------------------
require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

          (h)  No Obligation To Mitigate.  Executive shall not be required to
               -------------------------
seek other employment or otherwise to mitigate Executive's damages upon any termination of employment; provided, however, that, to the extent Executive
                           --------  -------
receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in Section 5(c) hereof, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

          (i)  Offsets; Withholding.  The amounts required to be paid by the
               --------------------
Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7, or otherwise by the Company will be subject to required withholding taxes and other required deductions.

          (j)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     13.  Income Tax Treatment.

          Executive and the Company acknowledge that it is the intention of the Company to deduct all amounts paid by the Company to Executive pursuant to this Agreement, including under Sections 6 and 7 as ordinary and necessary business expenses for income tax purposes. Executive agrees and represents that he will treat all such amounts as ordinary income for income tax purposes, and should he report such amounts as other than ordinary income for income tax purposes, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

     14.  Key Man Life Insurance.

          If the Company, in its sole discretion, desires to procure "key man" insurance covering the life of Executive, Executive shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company to which the Company has applied for insurance. Executive shall use his best efforts to qualify for the standard premium category of such insurance company. Executive shall have no interest whatsoever in any "key man" insurance policy procured by the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        WEB STREET, INC.

                                        By: /s/ Stuart A. Cohn
                                           ------------------------------------
                                        Name: Stuart A. Cohn
                                        Title: Executive Vice President,
                                               General Counsel

                                        EXECUTIVE

                                        /s/ Joseph J. Fox
                                        ---------------------------------------
                                        Joseph J. Fox
                                        Chief Executive Officer